UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Surge Global Energy, Inc.
__________________________________________________________
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
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PROXY MATERIALS

Surge Global Energy, Inc.
990 Highland Drive, Suite 110 V
Solana Beach, California 92075

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 18, 2008

TO THE STOCKHOLDERS OF SURGE GLOBAL ENERGY, INC.:

You are cordially invited to attend the 2008 annual meeting of stockholders of Surge Global Energy, Inc.  (“we”, “our”, “us”, the “Company”, or “Surge”) to be held at 1:00 p.m., local time, on March 18, 2008 at the Doubletree Hotel Del Mar, Cardiff Room, located at 11915 El Camino Real, San Diego, California 92130, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect seven directors to our Board of Directors.

2.	To ratify the selection by the Audit Committee of our Board of Directors of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The record date for the determination of the stockholders entitled to vote at the meeting or at any adjournment thereof is the close of business on February 1, 2008.  A list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, at the location of the meeting on March 18, 2008 and during ordinary business hours for ten days prior to the meeting at our principal offices located at 990 Highland Drive, Suite 110 V, Solana Beach, CA 92075.

Your Board of Directors recommends that you vote in favor of the two proposals outlined in the proxy statement.  Please refer to the proxy statement for detailed information on each of the proposals.

By Order of the Board of Directors /s/ Barry Nussbaum Barry Nussbaum Chairman of the Board

It is important that your shares be represented at the meeting regardless of the number of shares you hold.  Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting .  Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

This Proxy Statement is dated March 3, 2008 and was first mailed to stockholders of Surge Global Energy, Inc. on or about March 8, 2008.

SURGE GLOBAL ENERGY, INC.
990 Highland Drive, Suite 110 V
Solana Beach, California 92075

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held March 18, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why have I received these materials?

This proxy statement and the enclosed proxy card were sent to you because our Board of Directors (the “Board”) is soliciting your proxy to vote at the annual meeting of stockholders to be held on March 18, 2008.  You are cordially invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.  We intend to mail this proxy statement and accompanying proxy card on or about March 8, 2008  to all stockholders entitled to vote at the annual meeting.

Who is entitled to vote at the Annual Meeting?

Stockholders of record as of the close of business on February 1, 2008, will be entitled to vote at the annual meeting.  On February 1, 2008, there were 46,910,210 securities entitled to vote.

Stockholder of Record: Shares Registered in Your Name.  If on February 1, 2008, you were a “record” stockholder of common stock (that is, if you held common stock in your own name in our stock records maintained by our transfer agent, American Stock Transfer and Trust Company (“AST”)) or other securities which by their terms are entitled to vote, you may vote in person at the annual meeting or by proxy.  Whether or not you intend to attend the annual meeting, we encourage you to complete and sign the accompanying proxy card  and mail it to us to ensure your vote is counted.

Beneficial owner: Shares Registered in the Name of a Broker or Bank.  If on February 1, 2008, you were the beneficial owner of voting securities held in “street name” (that is, a holder of voting securities through a broker or other nominee) then these materials are being forwarded to you by the broker or other nominee.  You may direct your broker or other nominee how to vote your voting securities.  However, you will have to obtain a proxy form from the institution that holds your shares and follow the voting instructions on the form.  If you wish to attend the annual meeting and vote in person, you may not do so unless you first obtain a legal proxy issued in your name from your broker or other nominee.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of seven directors; and
•	Ratification of the selection by the Audit Committee of the Board of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

How do I vote?

Stockholders have two options:

Vote electronically

Stockholders who receive our communications directly from us or from our stock transfer agent AST (stockholders of record) may vote electronically at www.voteproxy.com.

Stockholders who receive our communications through their broker or other investment representative (beneficial owners) may vote electronically at www.proxyvote.com.

Vote by proxy

For stockholders who receive our communications directly from us or from our stock transfer agent AST (stockholders of record), sign and date each proxy card you receive and return in the postage-paid envelope prior to the annual meeting.

For stockholders who receive our communications through their broker or other investment representative (beneficial owners), have your broker or other investment representative sign and date each proxy card you receive and return in the postage-paid envelope prior to the annual meeting.

How many votes do I have?

Each share of common stock is entitled to one vote with respect to each matter to be voted on at the annual meeting.  Other voting securities are entitled to the number of votes applicable to such voting security.

What constitutes a quorum for purposes of the annual meeting?

A “quorum” is a majority of the outstanding shares entitled to vote. The shares may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy on the proxy card will vote in accordance with the recommendations of the Board.  The Board’s recommendation is set forth together with the description of each item in this proxy statement.  In summary, the Board recommends a vote:

•	FOR the proposal to elect the nominated directors as set forth on page 4; and
•	FOR the ratification of the selection by the Audit Committee of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, as set forth on page 6.

With respect to any other matter that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion.  At the date this proxy statement went to press, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card distributed in connection with this proxy statement without marking any voting selections, your shares will be voted “FOR” the election of all seven nominees for director and “FOR” the ratification of the selection of RBSM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.  If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How many votes are needed to approve each proposal?

For the election of directors, once a quorum has been established, the 7 nominees for director who receive the most votes will be elected our directors. To ratify the appointment of the independent accountants, a majority of the shares represented at the annual meeting, either in person or by proxy, must be voted in favor of the proposal.

If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

Can I change my vote after I return my proxy card?

Yes.  After you have submitted a proxy card, you may change your vote at any time before the proxy card is exercised in one of three ways:

•	You may submit a written notice of revocation to Surge’s Secretary at 990 Highland Drive, Suite 110 V, Solana Beach, CA 92075 or to surgeglobalshare@aol.com.
•	You may submit a proxy bearing a later date.
•	You may attend the annual meeting and vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

Who will bear the expense of soliciting proxies in connection with this proxy statement?

Surge will bear the entire cost of the solicitation. Surge will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of Surge without additional compensation.

Is there any information that I should know about future annual meetings?

Stockholder Proposals

Any stockholder who intends to present a proposal at the 2009 annual meeting of stockholders must deliver the proposal to Surge’s Secretary at 990 Highland Drive Suite 110 V Solana Beach CA 92075 not later than November 1, 2008, or if such year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials, if the proposal is to be submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any notice of a stockholder proposal submitted after January 28, 2009, or if such year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, a reasonable time before the Company begins to print and send its proxy materials, will be considered untimely and outside the processes of Rule 14a-4 of the Exchange Act.

A stockholder’s notice to us must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of our stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. With respect to proposals by stockholders for director nominations, our bylaws require written notice to be received by us not less than 45 days nor more than 75 days before the meeting, unless less than 40 days’ notice or public disclosure of the meeting is given, in which case the stockholder’s notice must be received within 10 days after such notice or disclosure is given. The notice must contain specified information about the proposed nominee and the stockholder making the nomination

What does it mean if I receive more than one proxy?

It means you have multiple accounts with brokers and/or our transfer agent.  Please vote all of these shares.  We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address.  Our transfer agent is American Stock Transfer and Trust Company.

Who will count the vote?

American Stock Transfer and Trust Company, the Company’s transfer agent, will count the votes and act as the inspector of the election.

I.  PROPOSALS

PROPOSAL 1.  ELECTION OF DIRECTORS

The Board has nominated seven candidates for election at the annual meeting and recommends that stockholders vote “FOR” the election of all seven nominees.  The nominees elected will serve until the 2009 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal.  Directors are elected by a plurality of the votes properly cast in person or by proxy.  The seven nominees receiving the highest number of affirmative votes will be elected.  Shares represented by executed proxies from the Board will be voted, if authority to do so is not withheld, for the election of the seven nominees named below.  In the unanticipated event that one or more of such nominees is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board.  Each person nominated for election by the Board has agreed to serve if elected.  We have no reason to believe that any nominee will be unable to serve.

The following tables and narrative description sets forth, as of March 3, 2008, the age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each individual nominated for election as director at the annual meeting and/or currently serving as a director.  Unless otherwise indicated, each nominee has been engaged in the principal occupation or occupations described below for more than the past seven years.

Directors or Nominees for election:

Name	Age	Director Since	Present Position with Surge
E. Jamie Schloss	64	2008	Chief Executive Officer and nominee
Barry Nussbaum (2)	52	2008	Chairman and nominee
John Stiska	66	2006	Director
Dale Fisher (2)	65	2007	Director and nominee
Jeffrey Bernstein (1)	48	2008	Director and nominee
Mark Fritz	50	2008	Director and nominee
Charles Sage (1)	63	2008	Director and nominee
Kenneth D. Polin	54	-	Nominee

(1)           Current member of Audit Committee
(2)           Current member of Compensation Committee

E. Jamie Schloss, Chief Executive Officer, Director and nominee

Mr. Schloss was a certified public accountant for more than 30 years.  Mr. Schloss joined our Board on February 11, 2008 and previously served on the Surge's Board from October 2004 to July 2006.  Mr. Schloss served as Chief Financial Officer from December 2005 to June 2006 and was appointed to serve as our Chief Executive Officer on February 19, 2008. Prior to his appointment as Chief Financial Officer, Mr. Schloss' company Castle Rock Resources, Inc. was engaged as a consultant to Surge. Castle Rock participated in the drilling of more than 20 deep oil & gas wells in Texas, New Mexico, and Louisiana from 1990 to 1995 through joint venture partnerships. In June 1995, Castle Rock and partners sold seven wells in the Townsend (Sublime) Field in south Texas to Weeks Exploration Company for an aggregate of $16,000,000.  Castle Rock continues to own and manage two oil & gas wells in south Texas which have been producing oil and gas for more than 15 years. Mr. Schloss has a Juris Doctorate (JD) degree, a B.A. from the University of Pennsylvania, and an MBA equivalent from Pace College in New York. Mr. Schloss worked as a Certified Public Accountant in California and New Jersey from 1966-1970. Prior to his experience in the oil & gas drilling and exploration business, Mr. Schloss was an executive and officer of several entertainment industry firms including MCA-Universal., Warner Bros. Television Distribution, Western-World Television, and Hal Roach Studios.

John Stiska, Director

John Stiska joined our Board on October 11, 2006, and served as our Chief Executive Officer from February 11, 2008 until February 19, 2008. Mr. Stiska is currently the Chairman of Commercial Bridge Capital, LLC, a venture lending fund formed in 1999. He is also a Principal of Regent Partners, LLC and serves as a Senior Advisor of Agility Capital. In May 2002 he was elected CEO of JNI Corp. (NASDAQ) to serve on an interim basis after termination of the company’s CEO. Upon the election of the new CEO, Mr. Stiska was elected and continued to serve as Chairman of the Board and Chairman of the Corporate Governance Committee of JNI until JNI was acquired by Applied MicroCircuits Corp (NASDAQ). From December 2002 through June 2005 he was on the Board of Directors of Venture Holdings, a Detroit based supplier to the auto industry. He joined QUALCOMM, Incorporated (NASDAQ) in February 1996 as Corporate Senior Vice President and in January 1997 was given the additional responsibility of General Manager of the Technology Applications Group, positions he retained until leaving the company in mid-1998 to form DC Acquisition. From 1998 through June 2000 he was Of Counsel to the law firm of Latham & Watkins. Prior to joining QUALCOMM, Mr. Stiska was Chairman & CEO from 1993 to 1996 of Triton Group, Ltd. (ASE), an operating holding company based in San Diego. Before joining Triton Group, Ltd. in 1990, he was a practicing lawyer for 20 years: Partner in the San Diego office of Brobeck, Phleger & Harrison from 1987 to 1990; partner and founder of the corporate department of Aylward, Kintz, Stiska, Wassenaar and Shannahan from 1981 to 1987; and associate and partner at Luce, Forward, Hamilton & Scripps LLP. Mr. Stiska attended the University of Wisconsin where he earned his BBA in 1965 and his law degree (JD) in 1970.

Barry Nussbaum, Chairman and nominee

Mr. Nussbaum joined our Board on February 11, 2008 and previously served on Surge's Board from March 2006 to July 2006. Mr. Nussbaum is the CEO of BNC Real Estate, which he founded 30 years ago. While formerly owning and managing properties throughout Southern California and Arizona, BNC Real Estate currently owns and manages projects throughout Texas. Mr. Nussbaum is also the co-founder and former board member of several companies including Digital Orchid, a wireless technology company, which sells products in 22 countries. He is in his tenth year as a board member (four as president) of the California 22nd District Agricultural Association, also known as the Del Mar Fair Board. Appointed to three terms by the Governor of California, the Del Mar Fair Board manages the 100+acres of fairgrounds properties including the world famous Del Mar Race Track. In addition, the Governor previously appointed him to the State Race Authority and State Race Track Leasing Commission. Mr. Nussbaum has a Juris Doctorate from the University of San Diego School of Law, and a Bachelor of Arts (Summa Cum Laude) from Claremont McKenna College.

Dale Fisher, Director and nominee

Dale Fisher joined our Board of Directors on September 6, 2007.  Mr. Fisher is currently a Petroleum Business Consultant with Kaduna Energy Ltd., (“Kaduna”).  Kaduna is a private incorporated oil and gas company based in Calgary, Alberta and founded in 1993 by Mr. Fisher. Currently Kaduna has a consulting contract with a junior oil and gas exploration company in Canada and serves on the Board of Directors of Sun Ocean Energy Ltd a private Canadian exploration and production company. Concurrently to the services provided by Kaduna, Mr. Fisher was President and Director of Peace Oil Corp, a Canadian based oil exploration company from 2005 to 2007.  From 2003 to 2005, he was Chief Executive Officer and Director of Longbow Energy Corp, a Canadian based oil and gas company. He was Business Development Manager for Trident Exploration (“Trident”), a Colorado based coalbed methane company from 2000 to 2003.  Prior to Trident, he was Corporate and Business Development Manager for Antrim Energy Inc. from 1997 to 2000, a Canadian based energy company engaged in international oil and gas exploration.  Prior to forming Kaduna, Mr. Fisher was Vice President of Land for OMV (Canada) Ltd from 1990 to 1993. Previously he held a variety of positions at BP Resources Canada Limited from 1980 to 1990.  Mr. Fisher was a Sessional Instructor in Petroleum Negotiations as part of the Faculty of Management at the University of Calgary, Alberta from 1988 to 1993.  He is also a graduate from the University of Calgary in Calgary, Alberta in 1972 having earned his Masters of Education in Mathematics in 1972. Mr. Fisher also earned a Bachelor of Science Degree in Chemistry in 1963 from the University of Alberta.

Charles Sage, Director and nominee

Mr. Sage joined our Board on February 11, 2008.  Mr. Sage was employed by the Goodyear Tire & Rubber Company from 1967 until 2000 where he held senior sales, marketing and general management positions.  Responsibilities included strategic planning, product and process rationalization, organizational development, merger and acquisitions, and succession planning. Since 2001, he has been engaged as a consultant to industrial rubber products companies seeking to broaden market presence through the acquisition of North American operations.  Mr. Sage has a Bachelor of Science (BS) degree from the Kelley School of Business at Indiana University, Bloomington, Indiana.

Mark Fritz, Director and nominee

Mr. Fritz joined our Board on February 12, 2008.  Mr. Fritz has been the owner and President of MCF Machine Co., Inc. since 1981.  Mr. Fritz attended Ohio State University and Stark State University from 1975 through 1980 and was voted the Business Person of the Year in Canton, Ohio in 1989.

Jeffrey L. Bernstein, Director and nominee

Mr. Bernstein joined our Board on February 11, 2008 and is the founder of Granite Group, L.P., a hedge fund, for which he has served as its CEO from 1998 to the present.  From 1982 to 2000, Mr. Bernstein was a trader on the Chicago Board of Trade.  He has a B.A. from the University of California at Santa Barbara.

Kenneth D. Polin, nominee

Mr. Polin has over 25 years of experience in the areas of securities, venture capital, mergers and acquisitions, and other financing transactions and is a partner in the law firm of Foley & Lardner LLP. He concentrates his practice on corporate and securities law with an emphasis on representation of emerging and public technology and growth companies. He also has extensive experience representing venture capital and other investors. Mr. Polin has managed a broad range of major business transactions for these entities, including private placements and public offerings; mergers, acquisitions and spin-offs; joint ventures and other strategic collaborations; and commercial transactions, such as bank credit lines, lease lines and off-balance sheet financings. He has been counsel to companies in the biotechnology, media, communications, hardware, healthcare, medical device, software and telecommunications industries. These companies range from start-ups to companies with hundreds of millions of dollars in annual revenues. He also regularly represents finance companies in a variety of consumer and commercial finance transactions. He joined Foley & Lardner in 2001 after having previously been a partner in several other major national law firms. Mr. Polin is a member of the California State Bar and the San Diego Bar Association. He is extremely active in community affairs as a member of the board of directors of the Lawrence Family Jewish Community Centers of San Diego County, where he previously served as president. He also is a board member of the UCSD Cancer Center Foundation, and is an executive board member and assistant treasurer of the United Jewish Federation of San Diego. Mr. Polin received his bachelor's degree, summa cum laude, from American University in 1975. His J.D. degree was conferred, magna cum laude, in 1978 by Georgetown University, where he was a member of the Georgetown University Law Review.

There are no family relationships among any of the directors, executive officers or persons nominated to become a director or executive officer.

Voting Information.

A stockholder submitting a proxy in connection with this proxy statement may vote for up to seven of the nominees for election to the Board. Directors are elected by a plurality of votes. An abstention from voting on this matter by a stockholder, while included for purposes of calculating a quorum for the meeting, has no effect. In addition, although broker “non-votes” will be counted for purposes of attaining a quorum, they will have no effect on the vote. The persons designated in the enclosed proxy will vote your shares FOR Dale Fisher, Barry Nussbaum, E. Jamie Schloss,  Jeffrey Bernstein, Charles Sage, Mark Fritz and Kenneth D. Polin unless instructions otherwise are indicated in the enclosed proxy. Should any nominee become unwilling or unable to serve if elected, the proxy agents named in the proxy will exercise their voting power in favor of such other person as our Board may recommend. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Your Board of Directors recommends a vote “FOR” Dale Fisher, Barry Nussbaum, E. Jamie Schloss,  Jeffrey Bernstein, Charles Sage, Mark Fritz and Kenneth D. Polin.  Proxies received will be voted FOR Dale Fisher, Barry Nussbaum, E. Jamie Schloss, Jeffrey Bernstein, Charles Sage, Mark Fritz and Kenneth D. Polin unless stockholders specify otherwise in the Proxy.

PROPOSAL 2.  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is seeking stockholder ratification of its selection of RBSM LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008.  We expect representatives of RBSM LLP to attend the annual meeting, have an opportunity to make a statement if they so desire and be available to respond to appropriate questions from stockholders regarding our audit for the year ended December 31, 2007.

RBSM LLP has served as the principal independent accountants for the Company since 2002. There are no affiliations between the Company and RBSM LLP, its partners, associates or employees, other than as pertain to the engagement of RBSM LLP as independent registered public accountants for the Company.

If the stockholders of the Company do not ratify the selection of RBSM LLP, or if such firm should decline to act or otherwise become incapable of acting, or if the Company’s employment of RBSM LLP should be discontinued, the Board, on the recommendation of the Audit Committee, will appoint substitute independent accountants.

Audit Fees

The aggregate fees RBSM LLP billed us in each of the last two fiscal years for professional services it rendered to us for the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-QSB, as well as for services that are normally provided by RBSM LLP in connection with statutory and regulatory filings or engagements for those years, was $121,111 in 2007 and $120,190 in 2006.

Audit-Related Fees

RBSM LLP billed us $59,100 in 2007 and $31,577 in 2006 for audit-related services.

Tax Fees

The aggregate fees RBSM LLP billed us in fiscal year 2007 for professional services rendered for tax compliance, tax advice or tax planning was $13,325 and $6,500 in fiscal 2006.

All Other Fees

RBSM LLP did not provide us, or bill us for, any products or services in the last two fiscal years, other than the services performed in connection with the fees reported under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee of our Board (the “Audit Committee”) has adopted a policy requiring that all services provided to us by our independent registered public accounting firm be pre-approved by the Audit Committee. The policy pre-approves specific types of services that the independent registered public accounting firm may provide us if the types of services do not exceed specified cost limits. Any type of service that is not clearly described in the policy, as well as any type of described service that would exceed the pre-approved cost limit set forth in the policy, must be explicitly approved by our Audit Committee prior to any engagement with respect to that type of service. Our Audit Committee reviews the pre-approval policy and establishes fee limits annually, and may revise the list of pre-approved services from time to time.

On December 27, 2007 the Company retained the accounting firm KPMG, LLP Chartered Accountants to review the Company’s provision for Canadian taxes which may be owed in conjunction with the purchase Peace Oil Corp. and the related sale of certain assets of Peace Oil Corp to North Peace Oil during 2007. The preliminary review of the transaction determined that the Company had an under accrual of taxes in the quarters ending March 31, 2007, June 30, 2007 and September 30, 2007. As a result of these under accruals, those period’s financial statements will have to be revised. As of the date of this Proxy Statement a final determination of the amount of additional taxes which will be owed has not been determined. As soon as the examination is completed, the Company expects to reflect an additional liability for under accrued taxes in its quarterly and year end financial statements relying on the opinion of KPMG, LLP.  The Company’s accountant, RBSM LLP, has been advised by the Company that KPMG LLP has been retained regarding this issue and they concur with this decision.

Your Board of Directors unanimously recommends that you vote “FOR” the ratification of RBSM LLP as our independent registered public accounting firm for fiscal year 2008.
Proxies received will be so voted unless stockholders specify otherwise in the proxy.

II.  CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors

The age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each of our nominees and current directors, as applicable, as of March 3, 2008 are included in this proxy statement under the sub-heading “The Current Directors and Nominees recommended by the Board of Directors” under the heading “PROPOSAL 1.  ELECTION OF DIRECTORS” above and are incorporated herein by reference.

Independence of the Board of Directors

Our common stock is traded on The Over the Counter Bulletin Board System (“OTCBB”).  The Board has determined that a majority of the members of, and the  Board’s nominees to, the Board qualify as “independent,” as defined by Board.  The Board’s definition of and policies for determining independence are included in Appendix A hereto. Consistent with these considerations, after review of all relevant transactions and relationships between each director and each nominee recommended by the Board, or any of his or her family members, and Surge, its senior management and its independent auditors, the Board has determined further that the Board’s nominees: Dale Fisher, Barry Nussbaum, Jeffrey Bernstein, Charles Sage, Kenneth D. Polin and Mark Fritz are independent under the Board’s definition.  In making this determination, the Board considered that there were no new transactions or relationships between its current independent directors and Surge, its senior management and its independent auditors since last making this determination.

Executive Sessions of Independent Directors

Our non-employee directors meet regularly in executive sessions where only non-employee directors are present.  Persons interested in communicating with the non-employee directors may address correspondence to a particular director, or to the non-employee directors generally, in care of Corporate Secretary, Surge Global Energy, Inc., 990 Highland Drive, Suite 110 V, Solana Beach, California 92075.

Board Meetings

During the fiscal year ended December 31, 2007, the Board held 12 meetings. Each director attended at least 75% of the aggregate total number of meetings of the Board plus the total number of meetings of all committees of the Board on which he served. We encourage, but do not require, our directors to attend the annual meeting of our stockholders.  All of the members of the Board attended our last annual meeting.

Committees of the Board

The Board has two committees: an Audit Committee (established in accordance with Section 3(a)(58)(A) of the Exchange Act), and a Compensation Committee, with the members of each committee indicated below.

•	The Audit Committee consists of Jeffrey Bernstein (Chair) and Charles Sage.
•	The Compensation Committee consists of Dale Fisher (Chair) and Barry Nussbaum.

Audit Committee

The Audit Committee chairman is currently Jeffrey Bernstein. Charles Sage is also an Audit Committee member. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, appointing the Company’s independent registered public accounting firm, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company’s financial controls, acting upon recommendations of the auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company. The Audit Committee met four times in 2007. Our Board has adopted a written Audit Committee Charter, which is attached hereto as Appendix B.

The Board has reviewed the definition of independence for Audit Committee members in Rule 10A-3(b)(1) of the Exchange Act and its own applicable definition and has determined that all members of our Audit Committee are independent under such standards.  The Board has determined that Mr. Jeffrey Bernstein qualifies as an “audit committee financial expert,” as defined in applicable Securities Exchange Commission (“SEC”) rules.  The Board made a qualitative assessment of Mr. Bernstein’s level of knowledge and experience based on a number of factors, including his education and business experience..

Compensation Committee

The current members of the Compensation Committee are Dale Fisher (Chair) and Barry Nussbaum.  Each member of the Compensation Committee is “independent” under the Board’s definition. The Compensation Committee’s functions include making recommendations to the Board regarding compensation matters and determining compensation for the Chief Executive Officer and Chief Financial Officer. In addition, the Compensation Committee administers the Company’s stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. The Compensation Committee met once in 2007. Our Board Our Board has adopted a written Audit Committee Charter, which is attached hereto as Appendix C.

The Compensation Committee has the central role in determining all aspects of executive compensation. The Compensation Committee makes recommendations to the Board with respect to the overall compensation program for officers, including incentive compensation plans, equity-based plans, severance plans, deferred compensation arrangements, retirement benefits, perquisites and any other compensation programs that primarily benefit officers. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the company’s Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”). The Compensation Committee also evaluates the CEO’s performance in light of these goals and objectives. Based on individual and company performance, competitive compensation information and other considerations, the committee makes recommendations on CEO pay for approval by the Board. The Compensation Committee tracks the total compensation of each Named Executive Officer (as defined below) by reviewing, at least once a year, tally sheets that summarize the major elements of compensation. In addition, the Compensation Committee is responsible for reviewing and making recommendations to the Board with respect to new or amended broad-based, “qualified” benefit plans and programs and for reporting to the Board annually on succession planning.

The Compensation Committee has sole authority for compensating, retaining and terminating outside consultants and advisors who assist the Compensation Committee in performing its responsibilities. A comparative source of CEO and CFO compensation data used by the Compensation Committee was produced by a national independent compensation consultant Sullivan Cotter.

Our Chairman and CEO and our CFO do not determine or approve any element or component of their own base salary, annual incentive awards, long-term incentives or other aspects of compensation. The CEO does provide input and make recommendations to the Compensation Committee with respect to the compensation of CFO who reports to him. These recommendations are based on various factors including individual contribution and performance, company performance, labor market conditions, complexity and importance of roles and responsibilities, reporting relationships, retention needs and internal pay relationships.

Nominations to the Board

The Board does not have a nominating committee. The Board previously had a Nominating and Governance Committee, which met one time in 2007.

Stockholder Nominations

The policy of the Board is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below in the section entitled “Identifying and Evaluating Nominees for Directors” and in our Bylaws. In evaluating such nominations, the Board will address the membership criteria set forth below in the section entitled “Director Qualifications”. Any stockholder nominations proposed for consideration by the Board should include the nominee’s name and qualifications for membership on the Board and other information in accordance with the Company’s Bylaws and should be addressed to:

Surge Global Energy, Inc.
990 Highland Drive, Suite 110 V
Solana Beach, California 92075
Attn: Board Chairman

Director Qualifications

Members of the Board should possess certain core competencies, some of which may include broad experience in business, finance or administration, familiarity with national and international business matters, and familiarity with the oil and gas industry. In addition to having one or more of these core competencies, members of the Board are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation, and ability to understand our business.

Identifying and Evaluating Nominees for the Board

The Board utilizes a variety of methods for identifying and evaluating nominees for the Board. However, there are no specific minimum qualifications that the Board requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more of our Board to possess, other than as are necessary to meet any requirements under rules and regulations applicable to us. The Board has the duty of regularly assessing the composition of the Board, including the size of the Board, diversity, age, skills and experience in the context of the needs of the Board. In addition, the Board also has the duty of identifying individuals qualified to become members of the Board. Candidates may come to the attention of the Board through current members of the Board, professional search firms, stockholders or other persons. These candidates will be evaluated by the Board and may be considered at any point during the year. As described above, the Board will consider properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Board. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Board.

We have previously, and we may in the future, review materials provided by professional search firms or other parties to identify, evaluate and recruit potential director nominees who are not proposed by a stockholder. In addition, a professional search firm may be used to make initial contact with potential candidates to assess, among other things, their availability, fit and major strengths.

Current Nominees for the Board of Directors

Barry Nussbaum, E. Jamie Schloss, Jeffrey Bernstein, Dale Fisher, Mark Fritz, Charles Sage are all directors of the Company who are up for re-election and who have been nominated by the Board and are recommended by the Board.  Kenneth D. Polin is a new nominee who has not previously served on the Company’s Board.

Communications with the Board

Stockholders may communicate with the Board or with one or more individual members of the Board  by writing to the Board of Directors of Surge Global Energy, Inc., c/o Secretary, Surge Global Energy, Inc.,  990 Highland Drive, Suite 110 V, Solana Beach California 92075. Communications received from stockholders are forwarded directly to the Board, or to any individual member or members, as appropriate, depending on the facts and circumstances outlined in the communication. The Board has authorized the Secretary, in his or her discretion, to exclude communications that are patently unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out by the Secretary pursuant to the policy will be made available to any non-management director upon request.

REPORT OF THE AUDIT COMMITTEE

We have reviewed and discussed with management the Company’s audited financial statements as of and for the quarter ended September 30, 2007 and reviewed the preliminary financial statements for the fiscal year ended December 31, 2007.

We have discussed with RBSM LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from RBSM LLP required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and have discussed with RBSM LLP its independence.

Based on the reviews and discussions referred to above, we will recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, which the Company intends to file with the SEC.

We have also considered whether the provision of services by RBSM LLP, other than services related to the audit of the financial statements referred to above and the review of the interim financial statements included in the Company’s quarterly reports on Form 10-QSB for the most recent fiscal year, is compatible with maintaining the independence of RBSM LLP.

This report is submitted by the Audit Committee.

Jeffrey Bernstein, Chair
Charles Sage

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Other than as listed below, we have not been a party to, since the beginning of our last fiscal year, nor are we a party to any current transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which, to our knowledge, any of our directors, director nominees, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

The Board approves all related party transactions.  The procedure for the review, approval or ratification for related party transactions involves discussing the transaction with management, discussing the transaction with the external auditors, reviewing financial statements and related disclosures and reviewing the details of major deals and transactions to ensure that they do not involve related transactions.  Members of management have been informed and understand that they are to bring related party transactions to the Board for approval.

Our previously disclosed expression of intent to enter an agreement with Dynamo Energy Corporation, a Canadian corporation (“Dynamo”), to obtain a right of first refusal on Dynamo’s prospects was never formalized by a signed agreement. On September 16, 2005 our Board determined that the proposed agreement with Dynamo had not been authorized by the Board and made an offer of settlement to Mr. Vandergrift, which was not accepted. Mr. Vandergrift has since resigned as a member of our Board. On November 2, 2006, Dynamo filed a lawsuit for breach of contract, restitution and declaratory relief in the Superior Court of the State of California, County of San Diego against the Company, Frederick Berndt, our former V.P. and Director and E. Jamie Schloss, our former Chief Financial Officer and current Director and Chief Executive Officer.  As previously disclosed, our Board had determined that the proposed agreement with Dynamo had not been authorized by the Board.  In early June 2007, Dynamo asked us to stipulate to the filing of a Second Amended Complaint to add fraud claims against David Perez, our former Chief Executive Officer and Chairman of the Board.  Dynamo filed a motion seeking leave to file a Second Amended Complaint.  On November 7, 2007, the Court dismissed the case on the grounds that the Court is not a convenient forum in which to try the case and also (i) granted Dynamo's motion to file a Second Amended Complaint and (ii) determined that the Court does not have personal jurisdiction over Signet and Frederick Berndt and dismissed them from the lawsuit.  The Court entered Dynamo’s dismissal request without prejudice on January 8, 2008. Dynamo has since re-filed the case in the Court of Queen’s Bench of Alberta, the Judicial District of Calgary.

David Perez, our former Chief Executive Officer and Chairman of our Board, received 252,361 shares of capital stock in Andora Energy Corporation (“Andora”) as a result of the completed business combination of Signet Energy, Inc., an affiliate of the Company, and Andora as of December 31, 2007.

On March 2, 2007, Dale Fisher, a member of the Board, was issued 1,905,145.50 redeemable preferred shares in Cold Flow ULC as a result of the Company’s acquisition of Peace Oil Corp.  Mr. Fisher is a former Peace Oil Corp. stockholder and was appointed as a director to our Board on September 6, 2007.  Each redeemable preferred share is exchangeable into two shares of the Company’s common stock.  On November 6, 2007, Mr. Fisher exchanged 500,000 redeemable preferred shares of Cold Flow into 1,000,000 shares of the Company’s common stock.  Upon completing the North Peace Transaction in June 28, 2007 and repaying CDN$4,000,000 in secured note payable repayments to Peace Oil stockholders, the Company was obligated to issue a warrant to purchase 1,000,000 shares to 1304146 Alberta Ltd. at an exercise price per share of $1.00. The warrant is exercisable in cash or by net issue exercise and has a term of three years from the date of issuance.  Mr. Fisher’s pro rata portion of the warrant represents 212,500 shares when exercised.

On October 6, 2006, we entered into an agreement with Richard Collato, who was a member of our Board until February of 2008, as a consultant to provide business implementation strategies as well as locate and introduce three prospective appointees for our Board in exchange for a $6,000 monthly retainer. The agreement terminated in October 2007. In addition to the monthly retainer, Mr. Collato earned $150,000 in other compensation during the years ended December 31, 2006 and December 31, 2007 upon placing three Board appointees and as a result of the appointees serving for a maximum of twelve months. In addition, Mr. Collato was granted 300,000 options with an exercise price of $0.001.  All options have now fully vested.

In November 2006 we paid $135,000, and in April 2007 we paid $25,000, to Granite Financial Group (“Granite”) pursuant to the terms of a finder’s agreement. Daniel Schreiber, one of our previous directors, is the President and sole owner of Granite. Granite has also been retained by us as a financial advisor on a non-exclusive basis to secure up to $10 million in financing. Upon further fund raising efforts, Granite is due a 10% finder's fee for gross amounts up to $10 million. The current and proposed Board of Directors will review those expenditures and determine if they were proper.

In 2007, Mr. Perez received $324,782 for reimbursement of legal fees for lawsuits in which he and former director Daniel Schreiber were defendants before Mr. Perez’s resignation in February of 2008. Mr. Perez has claimed additional amounts from the Company as indemnification in connection with lawsuits involving a member of the 13D/A Group.  Mr. Schreiber has also claimed indemnification is owed to him in connection with the same lawsuits.  The payment of Mr. Perez’s legal fees was reviewed by a prior Board of Directors based on information supplied by Mr. Perez. The current and proposed Board of Directors will review those expenditures and determine if they were proper.

Mr. E. Jamie Schloss, our Chief Executive Officer, and Mr. Jeffrey L. Bernstein, each members of the 13D/A Group (as defined below) and directors of the Company, were co-plaintiffs in the case Jeffrey L. Bernstein and E. Jamie Schloss v. Surge Global Energy, Inc., C.A. No. 3411-VCS, in the Court of Chancery of the State of Delaware, in which Mr. Schloss and Mr. Bernstein were parties adverse to the Company, which has been settled at this time.

Mr. Mark Fritz, one of the members of the 13D/A Group, and a member of the Board, was paid (i) $39,313.97 in 2007 as interest on a convertible note that accrued in 2005 and (ii) $83,835 in liquidated damages pursuant to his registration rights agreement with the Company.

At the time Mr. Perez resigned from the Company as Chief Executive Officer, he claimed that his resignation was for “Good Reason” as defined in his employment agreement and therefore he is owed the severance provided for in his employment agreement.  The Company disputes that Mr. Perez resigned for “Good Reason” and denies that he is owed such severance.

LEGAL PROCEEDINGS

Mr. Mark Fritz, one of the members of the 13D/A Group, and a member of the Board, has a legal action pending against Granite, in which Mr. Fritz may potentially have a material interest adverse to the Company.  Mr. Fritz alleged that Granite breached its agreement to purchase Mr. Fritz’s shares in the Company.

Mr. E. Jamie Schloss, our Chief Executive Officer, and Mr. Jeffrey L. Bernstein, each members of the 13D/A Group and directors of the Company, were co-plaintiffs in the case Jeffrey L. Bernstein and E. Jamie Schloss v. Surge Global Energy, Inc., C.A. No. 3411-VCS, in the Court of Chancery of the State of Delaware, in which Mr. Schloss and Mr. Bernstein were parties adverse to the Company.  This case has been settled.

As described more above, Mr. Perez has claimed he is owed certain severance by the Company in connection with his resignation, which the Company denies is due.

As described more above, Dynamo has re-filed its lawsuit against the Company in the Court of Queen’s Bench of Alberta, the Judicial District of Calgary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC.

To our knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us by reporting persons, and any written representations made to us by such persons that no other reports were required during the fiscal year ended December 31, 2007, only Mark Fritz failed to file timely one Form 4 report with the SEC to report one transaction and change in beneficial ownership.  Such transaction has since been reported on a Form 4 report.

III.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 3, 2008, the following persons were directors, nominees, executive officers (each a “Named Executive Officer”), or others with beneficial ownership of five percent or more of our voting securities.  The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished to us or to the SEC by the persons listed.  Unless otherwise noted the address of each of the following persons is c/o Surge Global Energy, Inc., 990 Highland Drive, Suite 110 V, Solano Beach, CA 92075.

Beneficial Owner	Shares Beneficially Owned (1)		Percent of Class

Directors
Barry Nussbaum	708,333	(2)	1.40%
John Stiska	400,000	(3)	0.85%
Jeffrey L. Bernstein	441,447	(4)	0.94%
Dale Fisher	4,022,791	(5)	8.54%
Charles Sage	391,667	(6)	0.83%
Mark C. Fritz	4,487,500	(7)	13.96%

Named Executive Officers
E. Jamie Schloss (also a director)	2,191,667	(8)	4.46%
Directors and officers as a group (7 persons)	13,643,405	(9)	26.97%

Other Beneficial Owners
Gemini Master Fund Ltd. 12220 El Camino Real, Suite 400, San Diego, CA 92130	4,000,000	(10)	8.53%
Stouthearted Trust Suite 2600, 144 4 Ave SW, Calgary, Alberta, Canada T2P 3N4	4,022,791		7.49%
1216848 Alberta Ltd. 9702 71st Avenue, Grande Prairie, Alberta, Canada T8V 5E1	4,022,790	(10)	7.49%
Cairns Family Trust 1936 11 ST SW, Calgary, Alberta, Canada T2T 3L8	4,022,791		7.49%

1)
Includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of March 3, 2008 by the exercise of options, warrants or other convertible securities.  All percents of class are based upon a total outstanding amount of 46,910,210 shares of our voting securities outstanding as of March 3, 2008.  Unless otherwise specified in the footnotes that follow, the indicated person has sole voting power and sole investment power with respect to the shares.

(2)
Includes 100,000 shares of common stock owned by Benjamin Financial Ltd., of which Mr. Nussbaum is affiliated with, 200,000 shares individually, 200,000 shares of common stock issuable upon exercise of warrants, and 208,333 shares issuable upon exercise of options.

(3)	Includes 350,000 shares of common stock issuable upon exercise of stock options.

(4)	Includes 200,000 shares of common stock owned individually, 200,000 shares of common stock issuable upon exercise of warrants, and 41,667 shares issuable upon exercise of stock options.

(5)
Includes 212,500 shares of common stock issuable upon exercise of warrants, 1,000,000 shares of common stock held by the Fisher Family Trust and 1,405,145.5 shares of preferred stock of Cold Flow convertible into 2,810,291 shares of common stock of Surge.

(6)	Includes 50,000 shares owned by his wife, Patricia E. Sage and 41,667 shares issuable upon exercise of stock options.

(7)
Includes 1,837,500 shares of common stock issuable upon exercise of warrants. 1,000,000 of the shares of commons stock and 1,000,000 shares of the common stock underlying warrants are subject to a repurchase agreement with Granite dated April 24, 2007.

(8)	Includes 400,000 shares of common stock owned by Castle Rock Resources, Inc., of which Mr. Schloss is the sole owner and 141,667 shares issuable upon exercise of stock options.

(9)	Includes 4,000,000 shares of common stock issuable upon exercise of warrants.

(10)	1216848 Alberta Ltd. is controlled by George Brown.

IV.   EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table identifies our executive officers serving during the fiscal year 2007 and as of March 3, 2008, the positions they hold or held, and the year(s) in which they served.  Our officers are elected by the Board to hold office until their successors are elected and qualified.

Name	Position	Age	Served as Officer
E. Jamie Schloss	Chief Executive Officer, Director and nominee to Board	64	2008 – present
David Perez	Former Chief Executive Officer and Chairman	44	2004 – 2008
John Stiska	Former Chief Executive Officer and current Director	66	2008 – 2008
William Greene	Former Chief Financial Officer	51	2006 – 2008

Information on the business background of E. Jamie Schloss is included in this proxy statement under the heading “PROPOSAL 1: ELECTION OF DIRECTORS” above and is incorporated herein by reference.

John Stiska.  Mr. Stiska was replaced as Chief Executive Officer by E. Jamie Schloss on February 19, 2008.

David Perez. Mr. Perez resigned as Chief Executive Officer on February 6, 2008.

William Greene.  Mr. Greene resigned as Chief Financial Officer on February 15, 2008.

Executive Compensation Tables

The following table includes information concerning compensation paid to or earned by the Company’s Named Executive Officers for the years ended December 31, 2006 and 2007.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Option Awards ($) (f)	All Other Compensation ($) (i)	Total ($) (j)
David Perez (1), Chief Executive Officer and Chairman	2007	220,500	50,000	459,832	396,030	1,126,362
	2006	221,000		3,401,450	44,000	3,670,563
William Greene (2), Chief Financial Officer	2007	145,500	36,000	227,513	34,500	443,513
	2006	46,000		131,444	44,000	221,444

(1)           Mr. Perez was awarded stock options to purchase 4,000,000 shares of our common stock with an exercise price of $0.65/share with a ten year life that vest between 2004 through 2007.  On July 17, 2007, Mr. Perez was awarded stock options to purchase 1,200,000 shares of our common stock with an exercise price of $0.34/share with a ten year life.  Of the total 1,200,000 stock options,  600,000  of our shares of commons tock vested immediately with the remaining option to purchase 600,000 shares of our common stock vesting on the earlier of (i) the date six months from the date of grant, and (ii) the date the Board approves a new strategic and financial plan for Surge.

Option awards include:

•           2004 anti-dilution options of $30,284 and $2,113,912 in vested expense
•           2005 anti-dilution options of $202,417 and $2,216,493 in vested expense
•           2006 anti-dilution options of $640,491 and $2,760,958 in vested FAS 123R expense
•           2007 options of $459,832 in vested FAS 123R expense

During the year ended December 31, 2007, no options have been exercised or forfeited by Mr. Perez.

2006 option awards include anti-dilution options of $640,491 and $2,760,959 in vested FAS 123R expense. Substantially all the option expense was the result of favorable grant pricing compared to the market price of the shares on the date of grant. In March 2006, 171,600 options were granted at a price of $1.50 compared to the March 2006 market price of $2.77 resulting in an expense of $474,611. In November 2004, Mr. Perez was granted 4 million options at a price of $0.65 compared to the November 2004 price of $2.16 resulting in the 2006 vesting expense of $2,760,959. For the period ended December 31, 2006, no options were exercised.

See the Company’s September 30, 2007, Form 10-QSB filing, Note I – Warrants and Options, page 29 for the valuation assumptions used in vested option expense.

2007 other annual compensation includes:
•           2007 profit sharing contributions of $29,500 to the Company’s 401(k) plan with an equal and corresponding reduction to base salary.
•           2007 life insurance premiums of $4,315 and auto allowance of $12,000
•           Payments accrued in prior periods yet paid in 2007 for $25,433
•           Reimbursements for legal expenses per Mr. Perez’s employment contract totaling $324,782

(2)       Option awards include:
•           2006 options of $131,444  in vested FAS 123R expense
•           2007 options of $227,513  in vested FAS 123R expense

During the year ended December 31, 2007, no options have been exercised or forfeited by Mr. Greene.

2006 stock option awards include 400,000 options received in July 2006 and fully valued at $676,000 per FAS 123R and a vested 2006 cost of $131,444 per FAS 123R. For the period ended December 31, 2006, no options were exercised.

2007 0ther annual compensation includes 2007 profit sharing contributions of $34,500 to the Company’s 401(k) plan with an equal and corresponding reduction to base salary.  For the year ended December 31, 2007, Surge employed no other executive officers.

Other annual compensation includes 2006 profit sharing contributions of $44,000 to the Company’s 401(k) plan with an equal and corresponding reduction to base salary.

Narrative Disclosure and Employment Agreements

Mr. Perez was appointed as Chief Operating Officer and entered into an employment agreement with the Company in November 2004 with a five year employment term.  Mr. Perez assumed the position of Chief Executive Officer on January 31, 2006 with an annual base salary of $250,000 with increases subject to the Board or the Compensation Committee’s discretion. Mr. Perez resigned from the position of Chief Executive Officer on February 6, 2008.  Pursuant to his employment agreement, Mr. Perez was eligible to receive a performance bonus equal to 5% of Surge’s net income before income taxes, as adjusted, in excess of $500,000 for each fiscal year. Pursuant to this employment agreement, Mr. Perez also received an automobile allowance, term life insurance on his behalf, reimbursement of incurred legal expenses and other benefits. If the Company issues additional equity securities, Mr. Perez was entitled to receive additional stock options for a number of shares equal to 14.3% of the additional equity securities, subject to exceptions for stock dividends, stock splits, shares issued to employees, directors and consultants pursuant to Board-approved compensation plans, shares issued in a public offering, shares issued for business combinations and up to 200,000 shares issued to certain vendors. The additional stock option’s exercise price would be equal to the price of the issued securities sold or deemed sold, would immediately vest and would have a ten year life. All stock options were subject to Mr. Perez’s continuing service to the Company.

The employment agreement provided that in the event the Company terminates Mr. Perez’s employment without cause, or Mr. Perez terminates his employment for certain defined reasons including: (a) the assignment to Mr. Perez of any duties inconsistent with his employment agreement or in any respect with his position, authority, duties or responsibilities, or any other action by us which results in a diminution in such position, authority, duties or responsibilities; (b) if we materially breach any of our obligations under his employment agreement and do not cure such material breach within thirty (30) days after receiving notice; (c) If we required him to be based at any office or location other than our executive offices in San Diego, California; (d) any purported termination by us of his employment otherwise than as expressly permitted by his employment agreement or by law, Mr. Perez will be entitled to receive a pro-rated bonus, plus, if such termination is within the first year of the term, a severance payment equal to $500,000 minus base compensation paid to the date of termination, or if such termination is after the first year of the term, a severance payment equal to four times his base compensation. Mr. Perez will also in such cases be entitled to an acceleration of vesting on all stock options he holds, and such options will remain exercisable for their full term. Should the compensation or benefits Mr. Perez receives under this agreement or his stock options be deemed to constitute a "parachute payment" under Section 280G of the Internal Revenue Code, Surge has agreed to pay Mr. Perez an additional payment to cover the excise taxes imposed by federal and state law on such parachute payment, and additional "gross-up" payments to cover further income taxes on such additional payments.  If Mr. Perez offers to continue his employment at the end of the term and we do not accept such offer, it will be treated as a termination without cause. Mr. Perez will not be entitled to the foregoing severance benefits if he resigns due to non-payment of accrued base compensation before such time as we have raised at least $2 million in financing following the date of the agreement.

Stock awards represent the fair market value of 252,361 shares of Andora Energy Corporation (formerly Signet, Inc.) granted to Mr. Perez in connection with Signet’s 2005 financing transaction and the subsequent combination with Andora on September 19, 2007.

Mr. Greene was appointed as Chief Financial Officer and in June, 2006 and entered into an employment agreement with the Company in December 2006, which was extended through June 30, 2008 by means of an addendum. Mr. Greene resigned from his position as Chief Financial Officer on February 15, 2008.  Pursuant to this employment agreement, Mr. Greene was entitled to an annual salary of $180,000, plus medical benefits. He was entitled to stock options to purchase 200,000 shares of our common stock with a ten year term that vested on July 17, 2007 at an exercise price of $0.34/share as well as stock options to purchase 400,000 shares of our common stock with a ten year term at an exercise price of $1.11/share, vesting monthly on a pro rata basis over a three-year period, and otherwise subject to our employee stock option plan. Under his agreement, if Mr. Greene was terminated without cause or as a result of a change in control, then all outstanding stock options become vested immediately.  Upon termination without cause, the Company would be required to pay Mr. Greene the balance of his contract and pro rate his stock options based on the date of departure.  Stock option awards include the stock option to purchase 400,000 shares of our common stock received in July 2006 and the stock option to purchase 200,000 shares of our common stock received in July 2007 and fully valued at $676,000 and $2,180, respectively per FAS 123R. For the period ended December 31, 2007, no stock options have been exercised.

Outstanding Equity Awards at 2007 Year-End

The following table provides a summary of equity awards outstanding at December 31, 2007 for each of our Named Executive Officers at such time.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
David Perez (1), Chief Executive Officer and Chairman
	400,000	-	$0.65	11/03/2014
	3,600,000	-	0.65	11/29/2014
	14,300	-	1.35	11/29/2014
	2,860	-	1.35	12/05/2014
	2,119	-	1.35	12/30/2014
	7,127	-	1.50	12/30/2004
	253,825	-	1.00	08/18/2015
	14,300	-	1.00	09/22/2015
	28,600	-	1.00	11/13/2015
	71,500	-	1.00	11/15/2015
	14,300	-	1.00	11/29/2015
	5,005	-	1.00	12/26/2015
	171,600	-	1.50	3/16/2016
	143,000	-	0.45	11/29/2016
	600,000	600,000	0.34	07/16/2017

William Greene (2), Chief Financial Officer	211,111	188,889	1.11	06/30/2016
	200,000	-	0.34	07/16/2017

(1)         Mr. Perez was awarded stock options to purchase 4,000,000 shares of our common stock with an exercise price of $0.65/share with a ten year life that vest between 2004 through 2007.  Stock options to purchase 400,000 shares of our common stock were granted to Mr. Perez on November 4, 2004 with 275,000 vesting immediately and the remaining 125,000 options vested on November 4, 2005.  Stock options to purchase 3,000,000 shares of our common stock were granted to Mr. Perez on November 30, 2004 with 1,000,000 vesting immediately and 2,000,000 vesting monthly over two years.  600,000 options were also granted on November 30, 2004 and vest monthly over three years.  4,000,000 options have vested for the period ended December 31, 2007.  For any additional equity issued, Mr. Perez is entitled to receive additional options for a number of shares equal to 14.3% of issued shares, subject to exceptions for stock dividends, stock splits, shares issued to employees, directors and consultants pursuant to Board-approved compensation plans, shares issued in a public offering, shares issued for business combinations and up to 200,000 shares issued to certain vendors. The additional options exercise price is equal to the price the issued securities sold or deemed sold, immediately vest and have a ten year life. All options are subject to Mr. Perez’s continuing service.  Vested anti-dilution options as of December 31, 2007 total 728,536.   In July 17, 2007, Mr. Perez was awarded 1,200,000 in stock options with an exercise price of $0.34 with a ten year life.  600,000 options vested immediately with the remaining 600,000 vesting on the earlier of (i) the date six months from the date of grant, and (ii) the date the Board approves a new strategic and financial plan for Surge.   For the period ended December 31, 2007, no options have been exercised.

(2)         Mr. Greene is entitled to 400,000 options effective July 1, 2006 with a ten year term at an exercise price of $1.11 per share, vesting monthly on a pro rata basis over a three-year period, and otherwise subject to our employee stock option plan. If Mr. Greene is terminated as a result of a change in control, then all outstanding options become vested immediately.  Upon termination, Mr. Greene’s options vest on a pro rata basis based on the date of departure.  211,111 options have vested for the period ended December 31, 2007.  In 2007, Mr. Greene was awarded 200,000 in stock options that vested immediately on July 17, 2007 with an exercise price of $0.34 with a ten year life.  For the period ended December 31, 2007, no options have been exercised.

DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
Current Directors:
John Stiska (1)	33,000	-	90,210			-	123,210
Dale Fisher (2)	1,725	-	-			-	-
E. Jamie Schloss (3)	-	-	-	-	-	-	-
Barry Nussbaum (4)	-	-	-	-	-	-	-
Jeffrey Bernstein (5)	-	-	-	-	-	-	-
Charles Sage (6)	-	-	-	-	-	-	-
Mark Fritz (7)	-	-	-	-	-	-	-
Former Directors:
Thomas Page (8)	30,000	-	90,210			-	120,210
Richard Collato (9)	24,000	-	148,597			110,250	282,847
Robert Fields (10)	14,625	-	-			-	14,625
Daniel Schreiber (11)	4,875	-	87,040			25,000	116,915
Chet Idziszek (12)	6,000	-	-			-	6,000
Dr. Kenneth Druck (13)	13,125	-	174,240			-	187,365
David Perez (14)	-	-	-	-	-	-	-

Current Directors:

(1)           Mr. Stiska was appointed to our Board on October 11, 2006.  In 2007, Mr. Stiska received $18,000 as a member of our Board, $12,000 as Chairman of the Audit Committee and $3,000 as a member of the Compensation Committee.  Mr. Stiska was awarded 400,000 options in 2006 that vest over 12 months at an exercise price of $0.50 with a full value of $120,280 per FAS 123R and vested option expense using FAS 123R of $30,070 and $90,210 for the years ended December 31, 2006 and December 31, 2007, respectively. For the period ended December 31, 2007, 50,000 options were exercised.

(2)           Mr. Fisher was appointed to our Board on September 6, 2007.  In 2007, Mr. Fisher received $1,725 as a member of our Board and as a member of the Compensation Committee, which is the aggregate of the standard director fees prorated for his months of actual service.  Mr. Fisher received no options.  For the period ended December 31, 2007, no options were issued and outstanding.

(3)           Mr. Schloss was appointed to our Board on February 11, 2008 and did not receive any compensation for service on the Board during 2007.

(4)           Mr. Nussbaum was appointed to our Board on February 11, 2008 and did not receive any compensation for service on the Board during 2007.

(5)           Mr. Bernstein was appointed to our Board on February 11, 2008 and did not receive any compensation for service on the Board during 2007.

(6)           Mr. Sage was appointed to our Board on February 11, 2008 and did not receive any compensation for service on the Board during 2007.

(7)           Mr. Fritz was appointed to our Board on February 12, 2008 and did not receive any compensation for service on the Board during 2007.

Former directors:

(8)           Mr. Page was appointed to our Board on October 11, 2006 and resigned on February 11, 2008.  Mr. Page received $18,000 in 2007 as a member of our Board, $6,000 in 2007 as Chairman of the Compensation Committee and $6,000 as a member of the Audit Committee.  Mr. Page was awarded 400,000 options in 2006 that vest over 12 months at an exercise price of $0.50 with a full value of $120,280 per FAS 123R and vested option expense using FAS 123R of $30,070 and $90,210 for the years ended December 31, 2006 and December 31, 2007, respectively. For the period ended December 31, 2007, no options were exercised.

(9)           Mr. Collato was appointed to our Board on October 11, 2006 and resigned on February 11, 2008.  Mr. Collato received $18,000 in 2007 as a member of our Board, $3,000 in 2007 as Chairman of the Nominating and Governance Committee and $3,000 as a member of the Compensation Committee.  Mr. Collato was awarded 400,000 options in 2006 that vest over 12 months at an exercise price of $0.50 with a full value of $120,280 per FAS 123R and vested option expense using FAS 123R of $30,070 and $90,210 for the years ended December 31, 2006 and December 31, 2007, respectively. For the period ended December 31, 2007, 200,000 options were exercised.

On October 6, 2006, we entered into an agreement with Richard Collato, who was a previous member of our Board, as a consultant to provide business implementation strategies as well as locate and introduce three prospective appointees for our Board in exchange for a $6,000 monthly retainer. The agreement terminated in October 2007. In addition to the monthly retainer, Mr. Collato earned $150,000 in other compensation during the years ended December 31, 2006 and December 31, 2007 upon placing three Board appointees and as a result of the appointees serving for a maximum of twelve months. In addition, Mr. Collato was granted 300,000 options with an exercise price of $0.001, with 150,000 options vesting immediately and 12,500 options vesting monthly over the next twelve months. Vested option expense using FAS 123R with a full value of $166,200 per FAS 123R and vested option expense using FAS 123R of $107,813 and $58,387 for the years ended December 31, 2006 and December 31, 2007, respectively. For the period ended December 31, 2007, 133,333 options were exercised.

(10)           Mr. Fields was appointed to our Board on March 23, 2007 and resigned on February 11, 2008. Mr. Fields received $12,600.00 in 2007 as a member of our Board, and $2,025.00 in 2007 as a member of the Compensation Committee, prorated for his months of actual service. Mr. Fields was awarded 400,000 options in 2007 that vest over 12 months at an exercise price of $0.37. Vested option expense using FAS 123R with a full value of $85,560 per FAS 123R and vested option expense using FAS 123R of $71,300 for the year ended December 31, 2007. For the period ended December 31, 2007, no options were issued and outstanding.

(11)           Mr. Schreiber was appointed to our Board on March 22, 2006 and served until March 23, 2007.  Mr. Schreiber received $4,875 during the period ended December 31, 2007 as a member of our Board and $375 as a member of the Nominating and Governance Committee.  Mr. Schreiber was awarded 400,000 options in 2006 that vest over 36 months at an exercise price of $1.55 with a full value of $1,044,480 per FAS 123R and vested option expense using FAS 123R of $290,133 and $87,040 for the years ended December 31, 2006 and December 31, 2007, respectively. For the period ended December 31, 2007, no options have been exercised. Following Mr. Schreiber’s departure, all options have expired. During 2006 and 2007, Mr. Schreiber’s company Granite Financial received fees and commissions directly or indirectly totaling $2,035,000 plus the amount set forth below.

Other Compensation includes $25,000 we paid to Granite in the year ended December 31, 2007 pursuant to the terms of a finder’s agreement. Daniel Schreiber is the President and sole owner of Granite.  Upon further fund raising efforts, Granite is due a 10% finder’s fee for gross amounts up to $10 million.   As described further above in the Section entitled “Transactions with Related Persons, Promoters and Certain Control Persons”, Mr. Schreiber had made claims against the Company for indemnification and reimbursement for legal fees in connection with lawsuits filed against him by certain members of the 13D/A Group.

(12)          Mr. Idziszek was appointed to our Board on August 2002 and served until April 27, 2007.  Mr. Idziszek received $10,500 during the period ended December 31, 2007 as a member of our Board. For the period ended December 31, 2007, no options have been exercised.  Following Mr. Idziszek’s departure, all options have expired.

(13)           Mr. Druck was elected to our Board as a result of the July 27, 2006 stockholder meeting and served until July 24, 2007.  During the period ended December 31, 2007, Mr. Druck received $10,500 as a member of our Board, $1,750 as a member of the Compensation Committee and $875 as a member of the Nominating and Governance Committee.  Mr. Druck was awarded 400,000 options in 2006 that vest over 36 months at an exercise price of $1.11 with a full value of $348,480 per FAS 123R and vested option expense using FAS 123R of $174,240 and $174,240 for the years ended December 31, 2006 and December 31, 2007, respectively. For the period ended December 31, 2007, no options have been exercised. Following Mr. Druck’s departure, all options have expired.

(14)           Mr. Perez did not receive any compensation in 2006 or 2007 for serving as a member of our Board because he also served and was compensated as one of our salaried officers.

Director Compensation

Director compensation is developed by the Compensation Committee in coordination with management and submitted to the entire Board for approval.

During 2007 and the beginning of 2008, each director who was not one of our salaried officers received a fee for his services as a director of $18,000.  The Committee Chairs received $12,000, $6,000 and $3,000 per year for the Audit, Compensation and Nominating Committees, respectively.  Committee members received $6,000, $3,000 and $1,500 for the Audit, Compensation and Nominating Committees, respectively.  As of February 12, 2008, all director fees to be paid to members of the Board were eliminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee during the fiscal year ended December 31, 2007 was, during such year or prior thereto, an officer or employee of the Company or any of its subsidiaries. During fiscal 2007, no executive officer of the Company served as a director or member of the compensation committee (or other Board committee performing similar functions, or in the absence of such committee, the entire Board) of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

ANNUAL REPORT

WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD OR WHO REPRESENTS IN GOOD FAITH THAT SUCH PERSON WAS A BENEFICIAL OWNER OF VOTING SECURITIES AS OF FEBRUARY 1, 2008.  REQUESTS SHOULD BE MADE TO CORPORATE SECRETARY, SURGE GLOBAL ENERGY, INC., 990 HIGHLAND DRIVE, SUITE 110 V, SOLANA BEACH, CALIFORNIA 92075.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, brokers with account holders who are Surge stockholders may be “householding” our proxy materials.  A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Corporate Secretary, Surge Global Energy, Inc., 990 Highland Drive, Suite 110 V, Solano Beach, CA 92075 or call (760) 568-9598.  Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

Management is unaware of any matter for action by stockholders at the meeting other than those described in the accompanying notice.  The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the annual meeting, or any adjournment thereof.  It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

By Order of the Board of Directors /s/ E. Jamie Schloss E. Jamie Schloss Chief Executive Officer Solana Beach, California March 5, 2008

APPENDIX A

BOARD’S DEFINITION

OF

“INDEPENDENCE”

A director shall be deemed independent unless such director is also an employee of the Company.

A-1

APPENDIX B

AUDIT COMMITTEE CHARTER

OF

SURGE GLOBAL ENERGY, INC.

Purposes, Authority & Funding

The audit committee (the “ Committee ”) of the Board of Directors (the “ Board ”) of Surge Global Energy, Inc., a Delaware   corporation (the “ Company ”), is appointed by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. In so doing, the Committee shall endeavor to maintain free and open communication between the Company’s directors, independent auditor and financial management.

The Committee shall have the authority to retain independent legal, accounting or other advisers as it determines necessary to carry out its duties and, if necessary, to institute special investigations. The Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Further, the Committee may request any such officer, employee, outside counsel or independent auditor to provide any pertinent information to the Committee or to any other person or entity designated by the Committee.

The Company shall provide the Committee with appropriate funding, as determined by the Committee in its capacity as a committee of the Board, for the payments of: (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) compensation to any independent advisers retained by the Committee in carrying out its duties; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Committee Membership

The members of the Committee (the “ Members ”) shall be appointed by the Board and shall serve at the discretion of the Board. The Committee shall consist of at least three (3) Members, each of which shall be a member of the Board. The following membership requirements shall also apply, subject to the exemptions provided by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “ Act ”) or exemptions applicable pursuant to other applicable laws or regulations:

(i)            each Member must be “independent” as defined in NASD Marketplace Rule 4200(a)(15);

(ii)           each Member must meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Securities and Exchange Act of 1934, as amended (the “ Act ”), subject to the exemptions provided in Rule 10A-3(c) under the Act;

(iii)          each Member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years;

(iv)          each Member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement; and

(v)           at least one (1) Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such Member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

If a current Member of the Committee ceases to be independent under the requirements of subparagraphs (i) and (ii) above for reasons outside the Member’s reasonable control, the affected Member may remain on the Committee until the earlier of the Company’s next annual shareholders meeting or one year from the occurrence of the event that caused the failure to comply with those requirements; provided, however, that when relying on the exception set forth in this sentence the Committee shall cause the Company to provide notice to NASDAQ immediately upon learning of the event or circumstance that caused the non-compliance.

Duties & Responsibilities

In fulfilling its purposes as stated in this Charter, the Committee shall undertake the specific duties and responsibilities listed below and such other duties and responsibilities as the Board shall from time to time prescribe, and shall have all powers necessary and proper to fulfill all such duties and responsibilities. Subject to applicable Board and shareholder approvals, the Committee shall:

Financial Statement & Disclosure Matters

1.
Review the policies and procedures adopted by the Company to fulfill its responsibilities regarding the fair and accurate presentation of financial statements in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC and the National Association of Securities Dealers applicable to NASDAQ-listed issuers;

2.	Oversee the Company’s accounting and financial reporting processes;
3.	Oversee audits of the Company’s financial statements;
4.

Review with the Company’s independent auditor, management and internal auditors any information regarding “second” opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

5.

Review and discuss reports from the Company’s independent auditor regarding: (a) all critical accounting policies and practices to be used by the Company; (b) all alternative treatments of financial information within GAAP that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

6.	Review all certifications provided by the Company’s principal executive officer and principal financial officer pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act;
7.

Review and discuss with management the Company’s audited financial statements and review with management and the Company’s independent auditor the Company’s financial statements (including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to the filing with the SEC of any report containing such financial statements;

8.	If deemed appropriate, recommend to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the last fiscal year;

Matters Regarding Oversight of the Company’s Independent Auditor
9.

Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; provided also that each such registered public accounting firm shall report directly to the Committee;

10.

Receive and review a formal written statement and letter from the Company’s independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, as may be modified or supplemented;

11.	Actively engage in a dialogue with the Company’s independent auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor;
12.	Take, or recommend that the Board take, appropriate action to oversee and ensure the independence of the Company’s independent auditor;
13.	Establish clear policies regarding the hiring of employees and former employees of the Company’s independent auditor;
14.

Establish policies and procedures for review and pre-approval by the Committee of all audit services and permissible non-audit services (including the fees and terms thereof) to be performed by the Company’s independent auditor, with exceptions provided for de minimis amounts under certain circumstances as permitted by law; provided, however, that: (a) the Committee may delegate to one (1) or more Members the authority to grant such pre-approvals if the pre-approval decisions of any such delegate Member(s) are presented to the Committee at its next-scheduled meeting; and (b) all approvals of non-audit services to be performed by the independent auditor must be disclosed in the Company’s applicable periodic reports;

15.
Ensure that the Company’s independent auditor: (a) has received an external quality control review by an independent public accountant (“peer review”) that determines whether the independent auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (b) is enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines in accordance with NASDAQ requirements;

16.	Meet with the Company’s independent auditor prior to its audit to review the planning and staffing of the audit;
17.	Discuss with the Company’s independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, relating to the conduct of the audit;
18.

Oversee the rotation of the lead (or coordinating) audit partner of the Company’s independent auditor having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least every five (5) years;

Matters Regarding Oversight of the Company’s Internal Audit Function
19.

Review the Company’s annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluate the adequacy and effectiveness of internal controls that could significantly affect the Company’s financial statements, as well as the adequacy and effectiveness of the Company’s disclosure controls and procedures and management’s reports thereon;

20.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent auditor, internal auditors or management;
21.	Review the appointment of, and any replacement of, the Company’s senior internal auditing executive, if any;
22.	Review the significant reports to management prepared by the Company’s internal auditing department and management’s responses, if any;
Matters Regarding Oversight of Compliance Responsibilities
23.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations;
24.

Obtain reports from the Company’s management and independent auditor that the Company’s subsidiaries and foreign affiliated entities are in compliance with applicable legal requirements, including the Foreign Corrupt Practices Act;

25.
Establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

26.

Review all related party transactions for potential conflict of interest situations on an ongoing basis and approve all such transactions (if such transactions are not approved by another independent body of the Board);

27.

Review and address any concerns regarding potentially illegal actions raised by the Company’s independent auditor pursuant to Section 10A(b) of the Act, and cause the Company to inform the SEC of any report issued by the Company’s independent auditor to the Board regarding such conduct pursuant to Rule 10A-1 under the Act;

28.	Obtain from the Company’s independent auditor assurance that it has complied with Section 10A of the Act;
Additional Duties & Responsibilities
29.	Review and reassess the adequacy of this Charter annually;
30.

Review with the Company’s outside counsel and internal legal counsel any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies;

31.	Provide oversight and review of the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments; and
32.	Take any other actions that the Committee deems necessary or proper to fulfill the purposes and intent of this Charter.

While the Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Rather, those duties are the responsibility of management and the independent auditor.

Nothing contained in this Charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this Charter is intended to alter or impair the right of the Members to rely, in discharging their duties and responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts and advisers such as the Company’s independent auditor.

Structure & Meetings

The Committee shall conduct its business and meetings in accordance with this Charter, the Company’s bylaws and any direction set forth by the Board. The chairperson of the Committee shall be designated by the Board or, in the absence of such a designation, by a majority of the Members. The designated chairperson shall preside at each meeting of the Committee and, in consultation with the other Members, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. In the absence of the designated chairperson at any meeting of the Committee, the Members present at such meeting shall designate a chairperson pro tem to serve in that capacity for the purposes of such meeting (not to include any adjournment thereof) by majority vote. The chairperson (other than a chairperson pro tem ) shall ensure that the agenda for each meeting is distributed to each Member in advance of the applicable meeting.

The Committee shall meet as often as it determines to be necessary and appropriate, but not less than quarterly each year. The Committee may establish its own schedule, provided that it shall provide such schedule to the Board in advance. The chairperson of the Committee or a majority of the Members may call special meetings of the Committee upon notice as is required for special meetings of the Board in accordance with the Company’s bylaws. A majority of the appointed Members, but not less than two (2) Members, shall constitute a quorum for the transaction of business. Members may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

The Committee may meet with any person or entity in executive session as desired by the Committee. The Committee shall meet with the Company’s independent auditors, at such times as the Committee deems appropriate, to review the independent auditor’s examination and management report.

Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Minutes

The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

APPENDIX C

COMPENSATION COMMITTEE CHARTER

OF

SURGE GLOBAL ENERGY, INC.

Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Surge Global Energy, Inc. (the “Company”) to:  (a) assist the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers; and (b) to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.  The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.  All powers of the Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.

Committee Membership

Committee members shall be elected by the Board at the annual meeting of the Board of Directors and shall serve until their successors shall be duly elected and qualified.  Committee members may be removed at any time by vote of the Board.

The Committee shall consist of no fewer than two members.  Each member of the Committee shall meet the independence requirements of Nasdaq, the definition of a “Non-employee Director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the requirements of Section 162(m) of the Internal Revenue Code for “outside directors,” and any other regulatory requirements.

Structure and Meetings

The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws and any direction by the Board.  The Committee chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a chairperson by a vote of the majority of the full Committee.

The Committee shall meet at least three times a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.  Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

The Committee chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting.  The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.  The chairperson of the Committee (or other member designated by the chairperson or the Committee in the Chairperson’s absence) shall regularly report to the full Board on its proceedings and any actions that the Committee takes.  The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Company.

As necessary or desirable, the Chairperson of the Committee may invite any Director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, to be present at meetings of the Committee, consistent with the maintenance of confidentiality of compensation discussions.  The CEO should not attend any meeting where the CEO’s performance or compensation are discussed.

Committee Authority and Responsibilities

The Committee shall:

1.           Annually review and approve the Company’s corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of such goals and objectives, and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation.  In determining the long-term incentive component of the CEO’s compensation, the Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

2.           Annually review and make recommendations to the Board with respect to non-CEO executive officer compensation and incentive-compensation plans and equity based-plans that are subject to Board approval.

3.           Administer the Company’s incentive-compensation plans and equity based-plans as in effect and as adopted from time to time by the Board.

4.           Approve any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained.

5.           Approve any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Committee or Board.

6.           Ensure appropriate overall corporate performance measures and goals are set and determine the extent that established goals have been achieved and any related compensation earned.

7.           Annually review and approve for the Company’s officers i) annual base salary levels; ii) annual incentive compensation levels; iii) long-term incentive compensation levels.

8.           Perform such other functions and have such other powers consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board may deem appropriate.

9.           Produce a Committee report on executive officer compensation as required to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

10.         Prepare and issue the evaluation required under “Performance Evaluation” below.

Performance Evaluation

The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.  The Committee shall also perform an annual evaluation of its own performance, which shall compare the performance of the Committee with the requirements of this charter.  The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate.  The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Committee Resources

The Committee shall be empowered, without the approval of the Board or management, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties.  The Committee shall have the sole authority to retain and terminate any consultant that it uses to assist in the Committee’s evaluation of director, CEO or executive officer compensation and shall have the sole authority to approve that consultant’s fees and other retention terms.  The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of:  a) compensation to any advisor employed by the Committee; and b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may form and delegate authority to subcommittees when appropriate.

ANNUAL MEETING OF STOCKHOLDERS OF

SURGE GLOBAL ENERGY, INC.

March 18, 2008

The Company recommends that stockholders or their designee file electronically.

Stockholders of record may vote electronically at www.voteproxy.com

Beneficial owners may vote electronically at www.proxyvote.com

See Questions and Answers, “How do I vote?”

Please date, sign and mail your proxy card in the
envelope provided as soon as possible
OR file electronically as per the above instructions.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

1.	To elect seven directors to serve until the 2009 Annual Meeting of Stockholders or until each of their successors are duly elected and qualified.
NOMINEES:
m Jeffrey Bernstein
m Dale Fisher
m Mark Fritz
m Barry Nussbaum
m Charles Sage
m E. Jamie Schloss
m Kenneth D. Polin
m FOR ALL NOMINEES

m WITHHOLD AUTHORITY FOR ALL NOMINEES

m FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.	To ratify the appointment of RBSM LLP as independent accountants for the Company for the fiscal year ending December 31, 2008.

m  FOR           m  AGAINST        m  ABSTAIN

3.
To transact such other business as may properly come before the Annual Meeting or at any postponements or adjournments thereof. As to such matters, the undersigned hereby authorizes the proxy holders to vote the proxies in their discretion

THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE   VOTED   FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES AND   FOR EACH OF THE OTHER PROPOSALS.

☐ To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder _______________________	Date ________	Signature of Shareholder _______________________	Date _______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SURGE GLOBAL ENERGY, INC. PROXY
Annual Meeting of Stockholders March 18, 2008

This Proxy is Solicited on Behalf of the Board of Directors
of Surge Global Energy, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and appoints Barry Nussbaum and E. Jamie Schloss, and each of them, the Proxy of the undersigned, with full power of substitution and revocation, to vote all shares of common stock or other voting securities of Surge Global Energy, Inc. held of record by the undersigned on February 1, 2008, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of Surge Global Energy, Inc. to be held March 18, 2008, or at any postponements or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE
DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN DIRECTOR NOMINEES AND
FOR EACH OF THE OTHER PROPOSALS.

(See reverse side)